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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 33-14621 and 33-24516) of System Software Associates, Inc. and in the Prospectus constituting part of the Registration Statement on Form S-3 (numbers 33-62207 and 33-64551) of System Software Associates, Inc. of our report dated January 7, 1997, except as to Notes 6, 7 and 11 which are as of January 29, 1997, appearing in page F-19 of this Form 10-K/A.

                                          /s/ Price Waterhouse LLP
                                          Price Waterhouse LLP
                                          Chicago, Illinois
                                          January 29, 1997